                                                                    EXHIBIT 10.8



                             FAX INTERNATIONAL, INC.

             SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                           Dated as of April 10, 1995

                                Table of Contents

1.    Authorization and Sale of Preferred Shares; Related Agreements.......  1
                  1.1   Authorization......................................  1
                  1.2   Sale...............................................  1
                  1.3   Related Transactions...............................  1

2.    Closing Date; Delivery...............................................  2
                  2.1   Closing and Closing Date...........................  2
                  2.2   Delivery...........................................  2

3.    Representations and Warranties of the Company........................  2
                  3.1   Organization, Qualifications and Corporate Power...  2
                  3.2   Authorization of Agreements, Etc...................  2
                  3.3   Validity...........................................  3
                  3.4   Authorized Capital Stocks; Capitalization..........  3
                  3.5   Subsidiaries.......................................  4
                  3.6   Financial Statements; No Material Adverse Change...  5
                  3.7   Litigation; Compliance with Law....................  5
                  3.8   Complaints.........................................  6
                  3.9   Governmental Approvals.............................  6
                  3.10  Title to Properties................................  6
                  3.11  Leasehold Interests................................  6
                  3.12  Patents, Trademarks, Etc...........................  7
                  3.13  Proprietary Information of Third Parties...........  7
                  3.14  Taxes..............................................  7
                  3.15  Other Agreements...................................  8
                  3.16  Related Party Transactions......................... 10
                  3.17  Officers; Employees................................ 10
                  3.18  Loans and Advances................................. 10
                  3.19  Assumptions, Guaranties, Etc. of Indebtedness
                        of Other Persons................................... 11
                  3.20  Brokers............................................ 11
                  3.21  Significant Suppliers.............................. 11
                  3.22  Insurance.......................................... 11
                  3.23  U.S. Real Property Holding Corporation............. 11
                  3.24  Disclosure......................................... 11
                  3.25 Offering of the Shares and Borrowing of the Loans... 12
                  3.26  Change of Control.................................. 12

4.    Representations, Warranties, and Covenants of the Purchaser.......... 12

5.    Conditions to Obligations of Purchaser............................... 13
                  5.1   Representations and Warranties True................ 13
                  5.2   Performance of Obligations......................... 13
                  5.3   Amendment to the Certificate of Incorporation...... 14

                  5.4   Other Transactions at the Closing.................. 14
                  5.5   Proceedings and Documents.......................... 14
                  5.6   Reservation of Conversion Shares................... 14
                  5.7   Qualifications, Legal Investment................... 14
                  5.8   Opinion of the Company's Counsel................... 15
                  5.9   Election of ST's Directors......................... 15

6.    Conditions to Obligations of the Company............................. 15
                  6.1   Representations and Warranties True................ 15
                  6.2   Performance of Obligations......................... 15
                  6.3   Qualifications, Legal Investment................... 15
                  6.4   Amendment to the Certificate of Incorporation...... 15
                  6.5   Other Transactions at the Closing.................. 16

7.    Affirmative Covenants................................................ 16
                  7.1   Repayment of Certain Debt.......................... 16
                  7.2   Information Rights................................. 16
                  7.3   Right of First  Refusal  with Respect to Certain
            Network Operations and Future Financings....................... 18
                              (a)   Australia and the Philippines.......... 18
                              (b)   Other New Joint Ventures............... 18
                              (c)   ST Not Restricted...................... 19

                  7.4   Financial Controls................................. 19
                              (a)   Annual Budget.......................... 19
                              (b)   Restrictions on Capital Expenditures
                                    and Investments........................ 19
                              (c)   Miscellaneous.......................... 20
                  7.5   Board of Directors Meetings........................ 20
                  7.6   Other Restrictions................................. 20
                  7.7   Corporate Existence................................ 21
                  7.8   Properties, Business, Insurance.................... 21
                  7.9   Key-Man Insurance.................................. 21
                  7.10  Restrictive Agreements Prohibited.................. 21
                  7.11  Transactions with Affiliates....................... 21
                  7.12  Confidentiality Agreements......................... 21
                  7.13  Compliance with Laws............................... 21
                  7.14  By-Laws............................................ 22
                  7.15  U.S. Real Property Interest Statement.............. 22
                  7.17  Purchaser's Option To Appoint Certain Employees.... 22

8.    Miscellaneous........................................................ 22
                  8.1   Governing Law...................................... 22
                  8.2   Termination and Survival........................... 22
                  8.3   Binding Agreement; Successors and Assigns.......... 23
                  8.4   Entire Agreement................................... 23
                  8.5   Separability....................................... 23

                  8.6   Amendment and Waiver............................... 23
                  8.7   Notices, Etc....................................... 24
                  8.8   Information Confidential........................... 24
                  8.9   Titles and Subtitles............................... 24
                  8.10  Counterparts....................................... 24

                             FAX INTERNATIONAL, INC.

            SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      The parties to this Agreement (this "Agreement"), dated as of April 10,
                                           ---------
1995, are Fax International, Inc., a Delaware corporation (the "Company"), with
                                                                -------
its principal office at 67 South Bedford Street, Burlington, Massachusetts 01803-5152, and SingTel Global Services Pte. Ltd. (the "Purchaser"), a wholly
                                                        ---------
owned subsidiary of Singapore Telecommunications Limited ("ST") Singapore
                                                           --
corporation with its registered office at 31 Exeter Road, Comcentre, Singapore 0923.

      1.    Authorization and Sale of Preferred Shares; Related Agreements.
            --------------------------------------------------------------

            1.1 Authorization. The Company has authorized the issuance and sale
                -------------
of up to an aggregate of eight million five hundred seventy thousand (8,570,000) shares of its Series G Convertible Preferred Stock, par value U.S.$1.00 per share (the "Shares"), having the powers, preferences, rights, restrictions, and
            ------
privileges set forth in the Certificate of Designation of Series G Convertible Preferred Stock, Fixing Powers, Preferences, and Rights of Such Stock attached hereto as Exhibit B-1 (the "Certificate of Designation").
                            --------------------------

            1.2 Sale. Subject to the terms and conditions hereof, the Company
                ----
hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of eight million five hundred seventy thousand (8,570,000) Shares at a purchase price of Three Dollars and Fifty Cents (U.S.$3.50) per Share, or Twenty-Nine Million Nine Hundred Ninety-Five Thousand Dollars (U.S.$29,995,000) in the aggregate.

             1.3 Related Transactions. In connection with the purchase and sale
                 --------------------
of the Shares hereunder, the Company is also entering into (i) a Credit Agreement in the form attached hereto as Exhibit I (the "Credit Agreement"),
                                         ---------       ----------------
dated as of the date hereof, with ST or an affiliate, (ii) a Term Loan Agreement
- Equipment in the form attached hereto as Exhibit J (the "Equipment Loan
                                                           --------------
Agreement"), dated as of the date hereof, with ST or an affiliate, (iii) an
---------
Intercompany Operating Agreement in the form attached hereto as Exhibit K (the
                                                                ---------
"Intercompany Operating Agreement"), dated as of the date hereof, with ST or an
  -------------------------------
affiliate, (iv) an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit F (the "Amended and Restated Registration Rights
                                        ----------------------------------------
Agreement"), dated as of the date hereof, with the investors, including the
---------
Purchaser, named therein, and (v) a Stockholders Agreement in the form attached hereto as Exhibit L (the "Stockholders Agreement"), dated as of the date hereof,
                          ----------------------
with the stockholders, including the Purchaser, named therein. The Credit Agreement, any note evidencing indebtedness thereunder, the Equipment Loan Agreement, any note evidencing indebtedness thereunder, the Security Agreement referred to in the Equipment Loan Agreement, the Intercompany Operating Agreement, the Amended and Restated Registration Rights Agreement, the Stockholders Agreement, and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby or by such other agreements are collectively referred to herein as the "Related Agreements".
                                                       ------------------
Shares of the Company's Series H Convertible Preferred Stock, par value $1.00 per share, issuable under the Credit Agreement are referred to herein as the "Series H Shares". Loans under the Credit Agreement are referred to as "Loans".
 ---------------                                                        -----

      2.    Closing Date; Delivery.
            ----------------------

             2.1 Closing and Closing Date. The closing of the sale and purchase
                 ------------------------
of the Shares under this Agreement (the "Closing") shall be held at 1:00 p.rn.
                                         -------
on April 10, 1995 (the "Closing Date"), at the offices of Singapore
                        ------------
Telecommunications Limited, 31 Exeter Road, Comcentre, Singapore 0923, Republic of Singapore, or at such other time and place as the Company and the Purchaser may agree.

             2.2 Delivery. At the Closing, subject to the terms and conditions
                 --------
hereof, the Company will deliver to the Purchaser certificates, in such denominations and registered in such name or names as such Purchaser may designate by notice to the Company, representing the Shares to be purchased by such Purchaser from the Company, dated the date of such Closing, against payment of the purchase price therefor by cashier's or bank check or by wire transfer of funds.

             3.0 Representations and Warranties of the Company. Except for the
                 ---------------------------------------------
exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit
                                                                      -------
C-1 which shall specifically refer to the sentence of this Section to which each
---
such exemption applies, the Company represents and warrants to the Purchaser as follows:

             3.1 Organization, Qualifications and Corporate Power.
                 ------------------------------------------------

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, U.S.A. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties makes such qualification necessary and where a failure to so qualify would have a material adverse effect on its business or properties. The Company has all requisite legal and corporate power to execute, deliver and perform this Agreement and the Related Agreements, to issue, sell and deliver the Shares, to issue and deliver the Series H Shares, and to issue and deliver the shares of Common Stock, par value U.S.$0.01 per share, of the Company ("Common Stock") issuable upon conversion of the Shares, the Series H
          ------------
Shares, and Loans (the "Conversion Shares").
                        -----------------

                  (b) Attached as Exhibit B-2 are a true and complete copy of the Certificate of Incorporation of the Company, as a-mended (the "Charter"),
                                                                   -------
the By-laws of the Company, as amended, and the Certificates of Designation of each class or series of the Company's preferred stock other than the Series G Convertible Preferred Stock, as set forth in Section 3.4.

            3.2   Authorization of Agreements, Etc.
                  --------------------------------
                  (a) The execution and delivery by the Company of this Agreement and the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Shares and the issuance and delivery of the

Conversion Shares and the Series H Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter, or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) The Shares have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable shares of Series G Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims and encumbrances. The Series H Shares have been duly authorized and, when issued pursuant to the Credit Agreement, will be validly issued, fully paid and nonassessable shares of the Company's Series H Convertible Preferred Stock, par value U.S.$1.00 per share, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims and encumbrances. The Conversion Shares have been duly reserved for issuance upon conversion of the Shares, the Series H Shares, and Loans and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims and encumbrances. Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares or the Series H Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

             3.3 Validity. This Agreement and each Related Agreement has been
                 --------
duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except, in the case of the Amended and Restated Registration Rights Agreement, to the extent that the indemnification provisions therein may be limited by applicable federal or state securities law.

             3.4 Authorized Capital Stocks; Capitalization. The authorized
                 -----------------------------------------
capital stock of the Company consists of (a) three million five hundred thousand (3,500,000) shares of its Series H Convertible Preferred Stock, par value U.S.$1.00 per share, (b) eight million five hundred seventy thousand (8,570,000) shares of its Series G Convertible Preferred Stock, par value U.S.$1.00 per share, (c) five hundred thousand (500,000) shares of its Series F Convertible Preferred Stock, par value U.S.$1.00 per share, (d) one hundred fifty thousand (150,000) shares of its Series E Convertible Preferred Stock, par value U.S.$1.00 per share, (e) two million six hundred thousand (2,600,000) shares of its Series D Convertible Preferred Stock, par value U.S.$1.00 per share, (f) six hundred fifty thousand (650,000) shares of Series C Convertible Preferred Stock, par value U.S.$l.00 per share, (g) two million seven hundred thousand (2,700,000) shares of Series B Convertible Preferred Stock, par value U.S.$1.00 per share, (h) nine hundred seventy-five thousand five hundred (975,500) shares of Series A Convertible Preferred Stock, par value U.S.$1.00 per share, and (i) fifty million (50,000,000) shares of Common Stock. Immediately prior to the Closing, no shares of Series H Convertible Preferred Stock, no shares of Series G Convertible Preferred Stock, no shares of Series F

Convertible Preferred Stock, no shares of Series E Convertible Preferred Stock, 2,044,871 shares of Series D Convertible Preferred Stock, 650,000 shares of Series C Convertible Preferred Stock, 2,668,538 shares of Series B Convertible Preferred Stock, 975,000 shares of Series A Convertible Preferred Stock and 3,323,800 shares of Common Stock will be outstanding, all of which will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Each share of Series H Convertible Preferred Stock, Series G Convertible Preferred Stock, Series F Convertible Preferred Stock, Series E Convertible Preferred Stock, Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series A Convertible Preferred Stock may be converted in accordance with its terms into one (1) share of Common Stock. The holders of such Common Stock and Preferred Stock are as set forth on Exhibit B-3 attached hereto. There
                                              -----------
is not outstanding any securities convertible into (other than the shares of Preferred Stock referred to above) or exchangeable for, or any option, right, or warrant to purchase, any shares of the capital stock of the Company from the Company except for outstanding warrants and non-employee stock options to purchase an aggregate of 1,445,292 shares of Common Stock, outstanding employee stock options to purchase an aggregate of 1,554,619 shares of Common Stock, and outstanding subordinated debentures convertible into an aggregate of 436,685 shares of Series D Convertible Preferred Stock, 149,180 shares of Series E Convertible Preferred Stock, and 345,133 shares of Series F Convertible Preferred Stock. The holders of such outstanding warrants and options, the plan (if any) under which granted, the exercise price, the date of grant and period of exercise are as set forth on Exhibit B4 attached hereto and the holders of
                                ----------
such outstanding subordinated convertible debt, the principal amount outstanding thereof, accrued interest, and number of shares issuable upon conversion are set forth on Exhibit B-5. The only stock option or warrant plans the Company has are
         -----------
the 1993 Employee Stock Option Plan and 1994 Investor Stock Option Plan and the amount of shares available for grant under such plans are 1,195,381 shares and 40,681 shares, respectively. (The Purchaser agrees to support a resolution of the Company's Board of Directors to increase the number of shares available for grant under the 1993 Employee Stock Option Plan by 250,000 shares so that the aggregate number of shares available for grant under such Plan would be 1,445,381. All options issued to Douglas J. Ranalli under the Employment Agreement attached as Exhibit G and dated as of this date will be issued from
                      ---------
this pool of available shares) No person has any preemptive rights or rights of first refusal with respect to any capital stock of the Company except holders of the shares of Preferred Stock referred to above to the extent provided in the respective Certificates of Designations of such Preferred Stock. All outstanding shares of the Company's capital stock have been issued pursuant to valid exemptions from the registration and qualification provisions of the Securities Act and any relevant state securities laws. The issuance, sale, and delivery of the Shares, the issuance and delivery of the Series H Shares and the Conversion Shares and the consummation of the other transactions contemplated by the Related Agreements will not result in any anti-dilution adjustment with respect to the conversion rights of any person.

             3.5 Subsidiaries. The Company does not own or control, directly or
                 ------------
indirectly, any interest in any other corporation, association, or other business entity other than (i) Fax International Japan Co., Ltd., a Japanese corporation. ("FIJ"), Fax International Korea, Ltd. ("FIK"), a Korean
               ---                                    ---
corporation, and Fax International U.K., Ltd., a United Kingdom corporation ("FIUK") (each, a "Subsidiary"). Each Subsidiary is a corporation duly
  ----             ----------
incorporated, validly
existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own and hold its properties and to carry on its business as now conducted or proposed to be conducted and is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business or properties of the Company and its Subsidiaries taken as a whole. All of the issued shares of capital stock of each Subsidiary have been duly authorized, are validly issued, fully paid and nonassessable with no personal liability attaching to ownership thereof, and are owned by the Company free and clear of all liens, charges, claims and encumbrances, except in the case of FIJ, as to which Nichimen Corporation, a Japanese corporation, and ORIX Corporation, a Japanese corporation, collectively own 195 of the 395 outstanding shares of FIJ's common stock.

             3.6 Financial Statements; No Material Adverse Change. Annexed
                 ------------------------------------------------
hereto as Exhibit D is the audited consolidated balance sheet of the Company as
          ---------
of December 31, 1994 (the "Balance Sheet") and the related consolidated
                           -------------
statements of income, stockholders equity (deficit) and cash flows of the Company for the year ended December 31, 1994 (collectively, the "Financial
                                                                 ---------
Statements"). The Financial Statements (a) fairly present the financial
----------
position, the results of operations, and changes in the financial position of the Company and its Subsidiaries as of and for the year ended December 31, 1994,
(b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) reflect all accrued liabilities and adequate reserves for all contingent liabilities of the Company as of December 31, 1994. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities, financial condition, or results of operations of the Company from that reflected in the Financial Statements except for changes in the ordinary course of business that in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

            3.7   Litigation; Compliance with Law.
                  -------------------------------

                  (a) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge (limited to the knowledge of Douglas J. Ranalli ("Ranalli") and the Company's operational
                                  -------
directors (collectively with Ranalli, the "Executive Officers")), threatened
                                           ------------------
against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign (and the Company has no current intention to initiate any such), (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened (limited to the knowledge of the Executive Officers) against or affecting the Company. The Company is not a party to or, to the best of its knowledge (limited to the knowledge of the Executive Officers) named in any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.

                  (b) The Company is in compliance with all material federal, state, local and foreign statutes, rules, regulations, judgments, orders and decrees applicable to it, including any of such related to the environment, occupational health and safety and equal employment.

                  (c) The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted. True, correct, and complete copies of the only licenses which the Company or its Subsidiaries require for such purpose are attached as Exhibit N. The Company is
                                                      ---------
not in default under any of such franchises, permits, licenses, or other similar authorities.

             3.8 Complaints. The Company has received no customer complaints
                 ----------
concerning alleged deficiencies in its services or products that, if true, would materially adversely affect the operations or financial condition of the Company.

             3.9 Governmental Approvals. Subject to the accuracy of the
                 ----------------------
representations a-nd warranties of the Purchaser set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, the issuance, sale, and delivery of the Shares, or the issuance and delivery of the Conversion Shares or the Series H Shares, other than (i) any filings pursuant to U.S. federal and state securities laws (all of which filings have been made or will timely be made by the Company) in connection with the sale of the Shares, and (ii) filing of an amendment (the "Amendment") to the
                                                          ---------
Company's Certificate of Incorporation, as previously amended, with the Secretary of State of the State of Delaware reflecting the authorized capital stock set forth in Section 3.4. No filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") is required for
                                           -------
consummation of the issuance and sale of the Shares and the other transactions contemplated by this Agreement and the Related Agreements.

             3.10 Title to Properties. Except for assets under capital leases,
                  -------------------
the Company has good and valid title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than proper-ties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), arid all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for (a) a lien in favor of Applied Telecommunications Technology, Inc., (b) liens for or current taxes not yet due and payable, (c) liens of carriers, warehousemen, mechanics and materialmen, and
(d) minor imperfections of title, if any, not material in nature or amount or not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

             3.11 Leasehold Interests. Each lease or agreement to which the
                  -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any current default of the Company thereunder and, to the best of the

Company's knowledge, without any current default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge the Company has a valid leasehold interest in such property free of any liens, claims or encumbrances and no claim has been asserted against the Company adverse to its rights in such leasehold interests.

             3.12 Patents, Trademarks, Etc. Set forth in Exhibit C-2 is a list
                  ------------------------               -----------
of an patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and au applications therefor that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right and any material limitations on such right The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know-how (collectively, "Intellectual Property") necessary or desirable to the conduct of
                ---------------------
its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge (limited to the knowledge of the Executive Officers), threatened, to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. No claim is pending or, to the best of the Company's knowledge (limited to the knowledge of the Executive Officers) threatened, to the effect that any Intellectual Property owned or licensed by the Company is invalid or unenforceable by the Company. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company that has not been patented or disclosed in a patent application has been kept confidential.

             3.13 Proprietary Information of Third Parties. To the best of the
                  ----------------------------------------
Company's knowledge, no third party has claimed in writing or has reason to claim that any person currently or previously employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person currently or previously employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person currently or previously employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement or any Related Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

             3.14 Taxes. The Company has filed all tax returns, federal,
                  -----
state, foreign and local, required to be filed by it, and such returns are true and correct in all material respects. The Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, other than taxes being contested in good faith, and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service and the Company has never executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company, other than liens resulting from taxes that have not yet become delinquent. The Company does not have in effect any election to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

             3.15 Other Agreements. The Company is not a party to or otherwise
                  ----------------
bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. The Company is not a party to or otherwise bound by any:

            (a) agreement granting rights to manufacture, provide, distribute, license, or market or sell the Company's services or products, other than the Intercompany Operating Agreement and that certain Intercompany Operating Agreement dated as of March 25, 1994 between the Company and FIJ (the "FIJ
                                                                       ---
Intercompany Operating Agreement"), which is not terminable on less than ninety
--------------------------------
(90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

            (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

            (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

            (d) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

            (e) contract (other than contracts specifically referred to herein or required to be entered into pursuant hereto) for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except customary severance arrangements and accrued vacation pay;

            (f) any bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally, and other than the 1993 Stock Option Plan of the Company, as amended);

            (g) except as set forth in Exhibit E, any promissory note, agreement
                                       ---------
or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company except for certain equipment covered by leases;

            (h)   guaranty of any obligation for borrowed money or otherwise;

            (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor except for leases of office space by the Company and leases for certain equipment;

            (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities except pursuant to the conversion or exercise of the preferred stock, warrants, and options referred to in Section 3.4 and except as set forth in certain subscription agreements between the Company and certain holders of its Common Stock listed on Exhibit E.
---------

            (k) assignment, license or other agreement with respect to Intellectual Property or any form of intangible property, other than the Intercompany Operating Agreement and the FIJ Intercompany Operating Agreement;

            (l) agreement under which it has granted any person any registration rights, except as set forth in the Amended and Restated Registration Rights Agreement, and except as set forth in certain warrants issued by the Company (which registration rights are subordinated to the registration rights under the Amended and Restated Registration Rights Agreement as and to the extent contemplated by Section 11 of the Amended and Restated Registration Rights Agreement);

            (m) agreement under which it has limited or restricted its right to compete with any person in any respect;

            (n) any shareholders or other agreement that relates to the voting of any of its capital stock (other than (i) the Stockholders Agreement, and (ii) an agreement dated as of February 1, 1995 between Antaeus Enterprises, Ranalli, and the Company in which Ranalli makes certain agreements with respect to the voting of his stock in the Company if a loan to the Company from BayBank is not repaid and there is a draw under a letter of credit arranged to be furnished to BayBank by Antaeus Enterprises in connection therewith), and, to the best of the Company's knowledge, there are no such agreements or understandings between any other persons (except that Ranalli has a proxy to vote certain shares of the Preferred Stock of the Company); and

            (o) except for the Shareholders Agreement dated as of March 25, 1994 as to which the Company, FIJ, and the other shareholders of FIJ are parties (the "FIJ Shareholders Agreement"), any other contract or group of related contracts
 --------------------------
with the same party involving more than U.S.$25,000 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business.

      The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

             3.16 Related Party Transactions. No employee, officer, or director
                  --------------------------
of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them except as set forth on Exhibit E and except for
                                                        ---------
outstanding liabilities for compensation and reimbursement of expenses accruing to or incurred by such individual in the ordinary course of business. To the best of the Company's knowledge (limited to the knowledge of the Executive Directors), none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in the Company (and, hence, indirectly, in the Company's Subsidiaries) and in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any contract (other than contracts relating to the provision of employment or consulting services) with the Company.

             3.17 Officers; Employees. No officer or key employee of the Company
                  -------------------
has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has entered into an Employment Agreement with Ranalli in the form of Exhibit G and such Employment Agreement is
                                      ---------
in full force and effect. Each of the executive
officers and managers of the Company (other than Ranalli) has executed an employee confidentiality agreement containing provisions substantially in the form of Exhibit H (the "Confidentiality Agreements"), and such agreements are in
        ---------       --------------------------
full force and effect. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended. There is no strike or labor dispute pending or threatened (limited to the knowledge of the Executive Officers) between the Company and its employees.

             3.18 Loans and Advances. The Company does not have any outstanding
                  ------------------
loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company and accounts receivable arising in the ordinary course of business.

             3.19 Assumptions, Guaranties, Etc. of Indebtedness of Other
                  ------------------------------------------------------
Persons. The Company has not assumed, guaranteed, endorsed or otherwise become
-------
directly or contingently liable on any indebtedness of any other person (including, without limitations liability by way of agreement, contingent or other-wise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

             3.20 Brokers. The Company has no contract, arrangement or
                  -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

             3.21 Significant Suppliers. No supplier that was significant to the
                  ---------------------
Company during the period covered by the Financial Statements or thereafter has terminated, materially reduced, or is currently threatening in writing to terminate or materially reduce its provision of products or services to the Company.

             3.22 Insurance. The Company maintains insurance of the kinds and in
                  ---------
the amounts that it believes are appropriate based on the size of the Company and on the business in which the Company is engaged to protect the Company and its financial condition against the anticipated risks involved in the business conducted by the Company.

             3.23 U.S. Real Property Holding Corporation. The Company is not now
                  --------------------------------------
and has never been a United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the U.S. Internal Revenue Service.

             3.24 Disclosure. Neither this Agreement, nor any Exhibit attached
                  ----------
hereto, nor any other document delivered pursuant hereto, nor any statement, report, business plan, or other document delivered to the Purchaser or ST in connection with the transactions contemplated by this Agreement, when read together, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows (limited to the knowledge of the Executive Officers) of no information or fact that has or would have a material adverse effect on the business, prospects, assets, financial condition, operations, property, or affairs of the Company that has not been disclosed herein or such exhibits or other statements, reports, business plans, or other documents. Any written projections furnished in any of such materials were prepared in good faith based on reasonable assumptions and represent the Company's best estimate of the results set forth therein based on the information available to the Company as of the date thereof.

             3.25 Offering of the Shares and Borrowing of the Loans. Neither the
                  -------------------------------------------------
Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitations any offer, issuance or sale of any security of the Company under circumstances which might require the integration of the offering of such security with the offering of the Shares under the Securities Act of 1933, as amended (the "1933 Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the 1933 Act. Subject to the accuracy of the representations and warranties of the Purchaser set forth in
Section 4, the offer, sale and issuance of the Shares as contemplated by this agreement and the Borrowing of the Loans as contemplated by the Credit Agreement are exempt from the registration requirements of the 1933 Act, and neither the Company nor any agent acting on its behalf will take any action that could cause the loss of such exemption.

             3.26 Change of Control. The execution, delivery, and performance
                  -----------------
by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (including, under certain circumstances, the acquisition by the Purchaser of over fifty percent (50%) of the capital stock of the Company and, under certain circumstances, ultimate control of the Company) will not give rise to any rights in favor of any person (other than as provided in Section 6(b) of the FIJ Shareholders Agreement) or result in any loss of any right by the Company or have any material adverse effect on the Company's business or prospects, provided, that with respect to any such loss of right or material adverse effect as a result of governmental regulations of telecommunications, this representation is made only as to such regulations as are in effect in the United States, Japan, Korea, or the United Kingdom on the date of this Agreement.

             4.0 Representations, Warranties, and Covenants of the Purchaser.
                 -----------------------------------------------------------
The Purchaser hereby represents, warrants, and covenants to the Company as follows, and the Purchaser acknowledges that the Purchaser has full knowledge that the Company intends to rely on such representations, warranties, and covenants:

            4.1 The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            4.2 The Purchaser understands that the Purchaser must bear the economic risk of this investment for an indefinite period of time; that the Shares have not been registered under the 1933 Act, or under any applicable state securities or 'blue sky" laws, and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act or under such applicable state laws or unless an exemption from such registration is available; that the Purchaser is purchasing Shares for investment for the account of the Purchaser and not with any present view toward resale or other distribution thereof; that the Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by the Purchaser, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act; and that, except as may be required by the Amended and Restated Registration Rights Agreement, the Company does not intend to register the Shares under the 1933 Act or to supply the information which may be necessary to enable the Purchaser to sell any Shares.

            4.3 The Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            4.4 The Purchaser understands and acknowledges that the certificates evidencing the Shares shall be endorsed with legends substantially as follows, and the Purchaser hereby agrees to comply with the provision of such legends:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTIFICATE OF DESIGNATION AND TO THE RESTRICTIONS UPON TRANSFER SET FORTH THEREIN. THE COMPANY WILL FURNISH A COPY OF SUCH CERTIFICATE OF DESIGNATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CAUSE."

      It is further agreed and understood that the Company shall not recognize any purported transfer of Shares made in violation of the provisions of this subsection, and that in the event of such a transfer the record owner shall for all purposes be treated as and remain the owner of such Shares.

             5. Conditions to Obligations of Purchaser. The Purchaser's
                --------------------------------------
obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by such Purchaser.

             5.1 Representations and Warranties True. The representations and
                 -----------------------------------
warranties made by the Company in Section 3 hereof will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of that date.

             5.2 Performance of Obligations. All covenants, agreements and
                 --------------------------
conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

             5.3 Amendment to the Certificate of Incorporation. The Amendment
                 ---------------------------------------------
shall have been filed with the Secretary of State of the State of Delaware.

             5.4 Other Transactions at the Closing.
                 ---------------------------------

                  (a) The Company shall have executed and delivered the Credit Agreement, and the Credit shall be in full force and effect.

                  (b) The Company shall have executed and delivered the Equipment Loan Agreement, and the Equipment Loan Agreement shall be in full force and effect.

                  (c) The Company shall have executed and delivered the Intercompany Operating Agreement, and the Intercompany Operating Agreement shall be in full force and effect.

                  (d) The Company shall have executed and delivered the Amended and Restated Registration Rights Agreement, the Registration Rights Agreement of the Company dated as of December 31, 1992 shall have been duly amended and restated thereby, and the Amended and Restated Registration
Rights Agreement shall be in full force and effect.

                  (e) The Company shall have executed and delivered the Stockholders Agreement, and the "Stockholders Agreement" shall be in full force and effect.

             5.5 Proceedings and Documents. All corporate and other proceedings
                 -------------------------
in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall have been reasonably approved by the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

             5.6 Reservation of Conversion Shares. The Conversion Shares have
                 --------------------------------
been duly authorized and reserved for issuance upon the conversion of the Shares, the Series H Shares, and the Loans.

             5.7 Qualifications, Legal Investment. All authorizations,
                 --------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement and the consummation of the transactions contemplated by the Related Agreements shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares, the proposed issuance of the Conversion Shares, or the consummation of the transactions contemplated by the Related Agreements shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares, the proposed issuance of the Conversion Shares, and the consummation of the transactions contemplated by the Related Agreements shall be legally permitted by all laws and regulations to which the Company is subject.

             5.8 Opinion of the Company's Counsel. The Purchaser shall have
                 --------------------------------
received from counsel to the Company an opinion letter or letters substantially in the form attached hereto as Exhibit M, addressed to them, dated the Closing Date. In rendering the opinion called for under this Section 5.8, counsel may rely as to factual matters on certificates of public officials, officers of the Company, and officers of the Purchaser.

             5.9 Election of ST's Directors. Effective as of the Closing, the
                 --------------------------
authorized number of Directors of the Company shall be five (5) or seven (7) (as determined in accordance with the Stockholders Agreement) and the designees of ST or an affiliate of ST (as determined in accordance with the Stockholders Agreement) shall be elected as Directors of the Company.

             6. Conditions to Obligations of the Company. The Company's
                ----------------------------------------
obligation to issue and sell the Shares to the Purchaser at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

             6.1 Representations and Warranties True. The representations and
                 -----------------------------------
warranties made by the Purchaser in Section 4 hereof shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of that date.

             6.2 Performance of Obligations. The Purchaser shall have performed
                 --------------------------
and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

             6.3 Qualifications, Legal Investment. All authorizations,
                 --------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement and the consummation of the transactions contemplated by the Related Agreements shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares, the proposed issuance of the Conversion Shares, or the consummation of the transactions contemplated by the Related Agreements shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares, the proposed issuance of the Conversion Shares, and the consummation of the transactions contemplated by the Related Agreements shall be legally permitted by all laws and regulations to which the Company is subject. It is agreed and understood that the Company will use its best efforts to cause the foregoing conditions to be satisfied on and as of the Closing.

             6.4 Amendment to the Certificate of Incorporation. The Amendment
                 ---------------------------------------------
shall have been filed with the Secretary of State of the State of Delaware. It is agreed and understood that the Company will use its best efforts to cause the foregoing condition to be satisfied on and as of the Closing.

             6.5 Other Transactions at the Closing.
                 ---------------------------------

                  (a) ST or an affiliate shall have executed and delivered the Credit Agreement to the Company, and the Credit Agreement shall be in full force and effect.

                  (b) ST or an affiliate shall have executed and delivered the Equipment Loan Agreement to the Company, and the Equipment Loan Agreement shall be in full force and effect.

                  (c) ST shall have executed and delivered the Intercompany Operating Agreement to the Company, and the Intercompany Operating Agreement shall be in full force and effect.

                  (d) The Purchaser shall have executed and delivered the Amended and Restated Registration Rights Agreement, the Registration Rights Agreement of the Company dated as of December 31, 1992 shall have been duly amended and restated thereby, and the Amended and Restated Registration Rights Agreement shall be in full force and effect.

                  (e) The Purchaser shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect.

             7. Affirmative Covenants. The Company hereby covenants and agrees
                ---------------------
as follows:

             7.1 Repayment of Certain Debt. The Company shall, within thirty
                 -------------------------
(30) days of the Closing, use up to $5 million to repay in full all outstanding indebtedness of the Company for borrowed money stated on Exhibit E; provided,
                                                         ---------  --------
that if and to the extent any such indebtedness may not be prepaid by the Company without prior notice, the Company shall instead (a) within such thirty
(30) day period provide the holder thereof with due notice of prepayment setting forth the Company's intent to pay such indebtedness in full after the expiration of the minimum permitted notice period, and (b) to the extent such indebtedness remains outstanding (and has not been converted into equity of the Company or otherwise retired) at the expiration of such notice period, the Company shall repay such indebtedness in full on the date of such expiration. To the extent the Company uses less than $5 million to repay outstanding indebtedness pursuant to this Section 7.1 (e.g. because certain holders of convertible debt convert prior to repayment), the Company will use the remaining funds to offer to repurchase and redeem from financial investors (but not from employees or ex-employees of the Company) outstanding equity securities (or warrants) of the Company in the manner provided for in Section 7.6 (c).


             7.2 Information Rights.
                 ------------------

                  (a) The Company shall furnish to the Purchaser, for so long as it and its Affiliates (as defined below) owns Shares, Series H Shares, and/or Conversion Shares equivalent in the aggregate to at least 100,000 shares of Common Stock, and to each transferee of a Purchaser who with its Affiliates then owns Shares, Series H Shares, and/or Conversion Shares equivalent in the aggregate to at least 100,000 shares of Common Stock:

                        (i) within thirty (30) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles, setting forth in each case in comparative form the figures for or as of the end of the previous fiscal year, and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

                        (ii) within thirty (30) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the chief financial or accounting officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for (or as of the end of) the corresponding period in the prior fiscal year;

                        (iii) within thirty (30) days after the end of each month a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the chief financial or accounting officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for (or as of the end of) the corresponding period in the prior fiscal year;

                        (iv) together   with   the    financial    statements
furnished pursuant to clauses (i), (ii) and (iii), a comparison and analysis of such financial statements against the corresponding figures from the Company's Annual Budget (as defined below), showing the percentage differences and where such percentage difference exceeds ten percent (10%) a brief explanation of the reasons therefor; and

                        (v) with   reasonable    promptness,    such   other
information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

                  (b) The Company will permit any Purchaser or transferee referred to in subsection (a) (or its representative) to visit and inspect (at such Purchaser's expense) any of the properties of the Company, including its books of account and other records (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers, its independent public accountants, and its outside counsel, all at such reasonable times during regular business hours and upon reasonable advance notice and as often as any such person may reasonably request.

                  (c) "Affiliate" of any person or entity shall mean any other
                       ---------
person or entity controlled by, controlling, or under common control with such person or entity.

             7.3 Right of First Refusal with Respect to Certain Network
                 ------------------------------------------------------
Operations and Future Financings.
--------------------------------

                  (a) Australia and the Philippines. The Company hereby agrees
                      -----------------------------
to offer ST, subject to the terms and conditions of this Section 7.3, a right of first refusal to acquire, on terms to be negotiated and agreed in good faith, a forty-nine percent (49%) interest (or such lesser interest as the Company and ST may agree) in any joint venture subsidiary established by the Company in either (or both) of Australia or the Philippines for the purpose of providing facsimile network transmission services from those countries under an agreement corresponding generally to the arrangements set forth in the FIJ Intercompany Operating Agreement. It is agreed and understood that any such joint venture subsidiary shall be established pursuant to arrangements corresponding generally (and except with respect to the amount to be invested by ST for its share, which shall be determined payment to good faith negotiations as the amount of capital required by the subsidiary to achieve positive cash flow) to the arrangements already implemented with respect to FIJ by the Company and its current joint venture partners in FIJ. In the event the Company (in its sole discretion) determines to establish any such new joint venture subsidiary, the Company will provide ST with written notice containing a detailed description of any such proposal (including the country or countries involved, a general business plan therefor, the amount and nature of the contemplated investment and/or other accommodations and services sought from the Company's joint venture partner, and the period over which such investment, accommodations, or other services will be required); if ST desires to participate in the joint venture on substantially the terms indicated, it shall give the Company written notice of its desire within forty-five (45) days of its receipt of such notice. If ST fails timely to indicate its desire to participate, or if after good-faith negotiations the Company and ST are unable to close a joint venture transaction within ninety
(90) days of the expiration of the forty-five (45) day notice period, the Company will be free to enter into a joint venture subsidiary transaction with other parties for a period of up to nine (9) months from the notice date or response expiration date, as applicable, on terms generally similar in all material relevant respects to and (taken as a whole) not less advantageous to the Company than those set forth in its proposal to ST.

                  (b) Other New Joint Ventures. The Company hereby agrees to offer ST, subject to the terms and conditions of this Section 7.3, a right of first refusal to acquire an interest in any joint venture subsidiary hereafter established by the Company. Notwithstanding the foregoing, it is agreed and understood that this right shall not apply (i) to the extent Section 7.3(a) applies, (ii) to any venture of the Company either established or in the process of being negotiated as of the date of this Agreement in China solely for the purpose of providing facsimile network transmission services, or (iii) where and to the extent the joint venture requires (as determined by the Company in its good faith judgment; provided, that ST shall be given prompt written notice of any such determination) a local partner for the Company because of regulatory restrictions or other practical business considerations. In the event the Company (in its sole discretion) determines to establish any new joint venture subsidiary to which this subsection applies, the Company will provide ST with written notice containing a detailed description of any such proposal (including the country or countries involved, a general business plan therefor, the amount and nature of the contemplated investment and/or other accommodations and services sought from the Company's joint venture partner, and the period over which such investment, accommodations, or other services will be required); if ST desires to participate in the joint venture on substantially the terms indicated, it shall give the Company written notice of its desire within forty-five (45) days of its receipt of such notice. If ST fails timely to indicate its desire to participate, or if after good-faith negotiations the Company and ST are unable to close a joint venture transaction within ninety (90) days of the expiration of the forty-five (45) day notice period, the Company will be free to enter into a joint venture subsidiary transaction with other parties for a period of up to nine (9) months from the notice date or response expiration date, as applicable, on terms generally similar in all material relevant respects to and (taken as a whole) not less advantageous to the Company than those set forth in its proposal to ST.

                  (c) ST Not Restrictedc) ST Not Restricted. Nothing contained in this Section 7.3 shall limit ST's right to pursue any business or investment with respect to providing facsimile transmission services to or from Australia, the Philippines, or any other country, whether or not in competition with the Company.

             7.4 Financial Controls.
                 ------------------

                  (a) Annual Budget. Subject to Section 8.2(b), the Company will
                      -------------
use its best efforts to prepare and adopt, by vote of two-thirds (2/3) of the Board of Directors, at least thirty (30) days prior to the commencement of each calendar year (or by May 30, 1995 with respect to 1995), an annual budget for the Company for that calendar year (the "Annual Budget"). The Annual Budget
                                         -------------
shall be prepared with utmost diligence and good faith and shall set forth with appropriate particularity (and broken down into appropriate detail) the Company's projections for monthly revenues, expenses, and expenditures during that calendar year and any proposed financings. The Company shall use its best efforts to prepare and adopt promptly, by vote of two-thirds (2/3) of the Board of Directors, such amendments to the Annual Budget as may become necessary or appropriate in the event (i) the information and projections in the Annual Budget (as theretofore amended) shall become materially and significantly inaccurate with the result that (ii) the Annual Budget (as theretofore amended) ceases to be an effective or appropriate business planning tool for the Company, as the Board of Directors may determine in good faith. The parties acknowledge that it is their intention to include (without limitation) the following 13 designated countries in the Company's business plan, provided that in the case of each such country the Company's Board of Directors determines by two-thirds (2/3) vote that, in their judgment, under sound and prudent business principles, the proposed business plan for such country is commercially justified and desirable: the United States, Canada, the United Kingdom, France, Germany, Italy, Japan, Korea, China, Hong Kong, Taiwan, Australia, and the Philippines.

                  (b) Restrictions on Capital Expenditures and Investments.
                      ----------------------------------------------------
Subject to Section 8.2(b), the Company shall not make any expenditure for fixed or capital assets or for other investments (or incur any commitments for such expenditures) exceeding Fifty Thousand Dollars (U.S.$50,000) in any particular transaction (provided that no transaction shall be artificially broken down to avoid this limitation), unless such expenditure is specifically provided for in the Annual Budget or is approved by two-thirds (2/3) of the Board of Directors.

                  (c) Miscellaneous. The Company will: (i) maintain an
                      -------------
appropriate amount of reserved Common Stock for conversion of the Shares and
(ii) maintain sound bookkeeping and accounting practices.

             7.5 Board of Directors Meetings. Subject to Section 8.2(b), the
                 ---------------------------
Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall distribute to all Directors that ST and its Affiliates shall have the right to designate under the Stockholders Agreement an agenda for each meeting and sufficient information with respect to all matters scheduled to be considered at such meeting for such Directors to fully consider such matters, in each case reasonably in advance of such meeting and, in the case of regularly scheduled meetings, at least five (5) business days prior to such meeting.

             7.6 Other Restrictions.
                 ------------------

                  (a) Subject to Section 8.2(b), without the approval of not less than two-thirds (2/3) of the Board of Directors, the Company will not: (i) make, or permit any subsidiary to make, any material change in the nature of its business as of the date hereof, (ii) consolidate or merge the Company with or into, or sell all or substantially all its assets to, another entity or entities in one or a series of related transactions, (iii) loan funds to or provide a guarantee of or security interest in connection with any borrowing by any other person or entity (other than a subsidiary wholly owned by the Company), other than, in the ordinary course of business, effecting bank and similar deposits or acquiring certificates of deposit of financial institutions and/or obligations or the U.S. government, its subdivisions, or their respective agencies and instrumentalities, (iv) redeem, purchase, or otherwise acquire for value any shares of its capital stock (other than pursuant to conversion rights and as provided by Sections 7.1 and 7.6(c)), (v) declare or pay a dividend or other distribution (including any cash dividend or distribution of securities or assets other than a dividend payable in shares of the Common Stock), (vi) authorize or issue any capital stock senior to or on a parity with the Shares as to dividend rights or liquidation preference, (vii) liquidate, voluntarily wind up, or dissolve the Company, (viii) issue, or grant any registration rights in respect of, any equity or debt securities (including financing leases with respect to machinery or equipment), or rights, options, or warrants to purchase any equity or debt securities of the Company, (ix) incur any indebtedness for borrowed money, or (x) invest in the equity of any other corporation or other entity.

                  (b) The limitation in clause (a)(viii) above on issuances of securities or rights, options, or warrants to purchase such securities shall not apply to any issuance of capital stock or rights, options, or warrants to subscribe for, purchase, or otherwise acquire capital stock of the Company upon
(i) the conversion by the holder thereof of convertible preferred stock or convertible debt of the Company, (ii) the exercise of any outstanding option, warrant, or other right to acquire securities of the Company, or (iii) the grant of an incentive or non-qualified stock option pursuant to the Company's 1993 Stock Option Plan, as amended, or pursuant to any other stock option (including without limitation warrants) plan ratified and adopted after the date hereof by majority vote, on a fully converted basis, of the Company's stockholders and by vote of a majority of the Company's Board of Directors who are not officers of the Company or designated by officers of the Company.

                  (c) It is further agreed and understood that it is contemplated that promptly after the closing the Company will offer to repurchase and redeem from financial investors (but not from any employee or ex-employee of the Company) up to $10 million of outstanding equity securities (or warrants) of the Company, such repurchase and redemption to be funded by means of Redemption Loans (as that term is defined in the Credit Agreement), at a price of $3.50 per share of Common Stock or Preferred Stock (or the net of such amount and the exercise price in the case of a repurchase of outstanding warrants).

             7.7 Corporate Existence. The Company shall maintain and (except to
                 -------------------
the extent determined by the Board of Directors) cause each of its subsidiaries to maintain its respective corporate existence, rights, and franchises in full force and effect.

             7.8 Properties, Business, Insurance. The Company shall maintain and
                 -------------------------------
cause each of its subsidiaries to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is deemed by the Company to be sufficient based on the size of the Company (or each such subsidiary) and on the business in which the Company (or each such subsidiary) is engaged.

             7.9 Key-Man Insurance. The Company shall maintain in force, as
                 -----------------
long as any of the Shares are outstanding (including any Conversion Shares), a key-man term insurance policy covering the risk of death or permanent disability of Ranalli in an amount not less than One Million Dollars (U.S.$1,000,000), naming the Company as the owner and beneficiary thereof.

             7.10 Restrictive Agreements Prohibited. Neither the Company nor any
                  ---------------------------------
of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, any Related Agreement, or the Charter.

             7.11 Transactions with Affiliates. Subject to Section 8.2(b),
                  ----------------------------
except for transactions contemplated by this Agreement or the Related Agreements or as otherwise approved by disinterested members of the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee, or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust, or other entity in which any such person or family member thereof is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment (other than any employment agreement with Ranalli).

             7.12 Confidentiality Agreements. The Company shall use its best
                  --------------------------
efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, Confidentiality

Agreements containing provisions substantially in the form of Exhibit H from all future managers and executive officers of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

             7.13 Compliance with Laws. The Company shall comply, and cause each
                  --------------------
subsidiary to comply, with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

             7.14 By-Laws. The Company shall use its best efforts to cause its
                  -------
By-laws to provide at all times that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Stockholders Agreement. The Company shall use its best efforts to cause its By-laws and/or its Charter to maintain at all times provisions indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware; provided, that it is agreed and understood that under
                       --------
such laws as in effect as of the date hereof, the provisions of the Company's By-laws and its Charter as in effect as of the date hereof shall be deemed to satisfy the requirements of this sentence.

             7.15 U.S. Real Property Interest Statement. The Company shall not
                  -------------------------------------
become a "United States real property holding company" as defined in Section 897(c) of the Code and Section 1.897-2(b) of the Regulations promulgated by the U.S. Internal Revenue Service or any successor Code provision or regulation

            7.16 International Investment Survey Act of 1976. The Company shall
                 -------------------------------------------
file all reports required of it under 22 U.S.C. (s)3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company. Each Purchaser who is a "foreign person" or a U.S. affiliate of a foreign person agrees to cooperate with the Company in making the necessary filings.

             7.17 Purchaser's Option To Appoint Certain Employees: As long as
                  -----------------------------------------------
the Purchaser and its Affiliates own at least 6,000,000 Shares, the Purchaser shall have the right to appoint one member of the Company's executive staff (Vice President level position) and up to three members of the Manager level staff.

     8. Miscellaneous
        -------------

             8.1 Governing Law. This Agreement shall be governed by and
                 -------------
construed under the internal substantive laws of the State of Delaware. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties agree that neither party shall be liable hereunder for any special, indirect, consequential, or incidental damages, including, without limitation, damages for lost profits or business.

             8.2 Termination and Survival.
                 ------------------------

                  (a) The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby; provided, that the covenants set forth in Section 7, other than Section 7.3, 7.4, 7.6, 7.10, 7.14 and 7.16 shall terminate and be of no further force or effect upon the consummation of the first underwritten public offering of Common Stock of the Company pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, having an aggregate offering price to the public of at least U.S.$20,000,000 and a price paid by the purchasers per share of at least U.S.$10.50 (appropriately adjusted to reflect the occurrence of any stock dividend, stock split, reverse stock split, or the like).

                  (b) Sections 7.4(a), 7.4(b), 7.5,7.6, and 7.11 shall terminate upon the termination of the Stockholders Agreement in accordance with its terms.

             8.3 Binding Agreement; Successors and Assigns. Except as otherwise
                 -----------------------------------------
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors, permitted assigns, heirs, executors, and administrators, including without limitation permitted transferees of any Shares, Series H Shares, Loans, or Conversion Shares.

             8.4 Entire Agreement. This Agreement, the Exhibits hereto, the
                 ----------------
Related Agreements, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

             8.5 Separability. Any invalidity, illegality, or limitation of the
                 ------------
enforceability with respect to any Purchaser of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Purchaser's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to other Purchasers. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             8.6 Amendment and Waiver. Any term of this Agreement may be amended
                 --------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and (other than Section 1.2) either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the Shares (treated as if converted at the conversion rate then in effect and including, for such purposes, on a proportional basis, any shares of Conversion Shares into which any Shares have been converted that have not been sold to the public); provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Shares and Conversion Shares the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Shares and such Conversion Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Shares and such Conversion Shares who have not previously consented thereto in writing.

             8.7 Notices, Etc. All notices and other communications required or
                 ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, and in the case where delivery is made by any established and reputable next day delivery service, delivery shall be deemed to occur on the day after delivery to such delivery service for domestic delivery, two business days after delivery to such delivery service for international deliveries from Asia to the United States and three business days after delivery to such delivery service for international deliveries from the United States to Asia, or on the fifth (5th) day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Purchaser, at such Purchaser's address as set forth in the preamble hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, with a copy to Robert G. DeLaMater, Esq., Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, or (b) if to the Company, at its address as set forth at the beginning of this Agreement, with a copy to Donald-Bruce Abrams, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, MA 02110, or at such other address as the Company shall have furnished to the Purchaser in writing.

             8.8 Information Confidential. The Purchaser acknowledges that the
                 ------------------------
information received by it pursuant hereto is confidential and for such Purchaser's use only, and it will refrain from using such information or reproducing, disclosing or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys), except in connection with the exercise of rights under this Agreement or other agreements referred to herein or contemplated hereby, unless the Company has made such information available to the public generally or it is required by a governmental, judicial, or regulatory body to disclose such information; provided, that each such
                                                 --------
Purchaser agrees to use all reasonable efforts (excluding instituting any legal proceedings) to minimize the need for any such disclosure.

             8.9 Titles and Subtitles. The titles of the Sections and
                 --------------------
Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             8.10 Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      The foregoing Series G Convertible Preferred Stock Purchase Agreement is hereby executed as an instrument under seal as of the date first above written.

                                    FAX INTERNATIONAL, INC.


                                    By:    /s/  Douglas J. Ranalli
                                        -------------------------------
                                        Douglas J. Ranalli, President

                                   Purchaser:

                                           /s/  various purchasers
                                        -------------------------------

                              Schedule of Exhibits
                              --------------------

Exhibit A           [Omitted]
Exhibit B-1         Certificate of Designation
Exhibit B-2         Charter, By-laws, and Other Certificates of Designation
Exhibit B-3         Holders of Common Stock and Preferred Stock
Exhibit B-4         Holders of Warrants and Options
Exhibit B-5         Holders Of Convertible Debt
Exhibit C-1         Schedule of Exceptions
Exhibit C-2         Patents, Trademarks, Etc.
Exhibit D           Financial Statements
Exhibit E           Promissory Notes
Exhibit F           Amended and Restated Registration Rights Agreement
Exhibit G           Employment Agreement with Douglas Ranalli
Exhibit H           Employee Confidentiality Provisions
Exhibit I           Credit Agreement
Exhibit J           Equipment Loan Agreement
Exhibit K           Intercompany Operating Agreement
Exhibit L           Stockholders Agreement
Exhibit M           Opinion of Bingham, Dana & Gould
Exhibit N           Telecommunications Licenses